THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

US $2,000,000.00
----------------

                          NEW WORLD ENTERTAINMENT CORP.

                         PROMISSORY NOTE DUE MAY 3, 2007

     FOR VALUE RECEIVED, NEW WORLD ENTERTAINMENT CORP., a corporation organized and existing under the laws of the State of Nevada (the "Company"), promises to pay to Global Developments Inc., the registered holder hereof (the "Holder"), the principal sum of TWO MILLION and 00/100 Dollars (US $2,000,000.00) on May 3, 2007 (the "Maturity Date").

     Interest on the basis of a one year term of this Note shall be paid simultaneously with the issuance of this Note by the Company by issuing three and one third shares of common stock for every dollar loaned (interest shares) of restricted common stock of the company.

     This Note is being issued pursuant to the terms of (i) the Loan Agreement, dated as of May 3, 2006 (the "Loan Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties, and (ii) the Security Agreement, which shall be entered into within thirty (30) Business Days of the Closing Date(the Security Agreement"), to which the Company, the Holder, and certain shareholders of the Company, shall be parties to. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and the Security Agreement. AT THE OPTION OF THE HOLDER, THIS LOAN MAY BE EXCHANGED FOR SECURITES OFFERED BY THE COMPANY IN ANY FINANCING.

     This Note is subject to the following additional provisions:

     1. Payments on the outstanding principal amount (the "Principal Amount") shall be made by the Borrower on August 3, 2006 and on the first business day of each succeeding quarter thereafter through and including the Maturity Date (each, a "Repayment Date"). Commencing on the first Repayment Date, the Borrower shall make quarterly payments to the Holder on each Repayment Date, each such payment in the amount of $500,000. Any outstanding Principal Amount shall be due and payable on the Maturity Date.

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

     2. (i) This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty. Any payment shall be applied as provided in
Section 3.

           (ii) TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER. The Company shall be in default hereunder if any payment is not made in a timely manner, without any right to cure unless such right to cure is granted by the Holder in each instance, which consent shall be in the sole discretion of the Holder and may be withheld for any reason or for no reason whatsoever.

     3. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

     4. Subject to the terms of the Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is direct obligations of the Company.

     5. No recourse shall be had for the payment of the principal of this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     6. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     7. Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the Loan Agreement in the section entitled "Notices."

     8. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

     9. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

     10.    The following shall constitute an "Event of Default":

           a. The Company shall default in the payment of principal on this Note or any other amount due, time being of the essence; or

           b. Any of the representations or warranties made by the Company herein, in the Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or


           c. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

           d. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent; or

           e. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

           f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the "Default Amount") on the date of the Event of Default (the "Default Date") at the rate of 18% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     11. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this 3rd day of May 2006.


                   NEW WORLD ENTERTAINMENT CORP.



                   By: _______________________________________
                       Name: Michelle Dobson
                       Title: President


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